UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

INTERNATIONAL CONSOLIDATED COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Florida	050742	02-0555904
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 19th Street, Sarasota, FL	34234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 330-0336

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Neil Levine
Neil Levine has resigned as Chief Financial Officer of International Consolidated Companies Inc. (the “Company”). Mr. Levine did not have any disputes with the company.

Resignation of Stuart Discount and Richard Dorfman from the Board of Directors
Stuart Discount and Richard Dorfman have resigned from the Board of Directors of the Company effective May 19, 2009. Neither Mr. Discount nor Mr. Dorfman had any disputes with the Company.

Appointment of Niel Cavanaugh as Chief Operating Officer
On May 19, 2009 Niel Cavanaugh was appointed Chief Operating Officer of the Company. For the past 17 years, he has served as the chairman of the board of Multi-Pak Corporation. Prior to his arrival at Multi-Pak, Mr. Cavanaugh was the president and chief operating officer of the Bethlehem Corporation whose principle products included large dryers for the chemical process industry and missile tubes for the tomahawk missile.

Earlier in his career, Mr. Cavanaugh served as the corporate controller of Sandvik, Inc., a global industrial group as well as the executive vice president of Sandvik Process Systems whose expertise includes the design and installation of steel belt systems for chemical plants. Mr. Cavanaugh also served as controller for the NRM Corporation and the Pratt & Whitney division of Colt Industries Inc.

Election of Directors
By the written consent of a majority of the shares entitled to vote, the following people were elected as Directors of the Company: Antonio F. Uccello, III, Clif Mitchell, Niel Cavanaugh, Dennis Derr, Ron Ciaravella, and Thomas Bachman.

Clif Mitchell

Clif Mitchell, Fellow of the Society of Actuaries and Member of the American Academy of Actuaries, obtained his MBA at the University of Texas at Austin, Texas in 1976. After several actuarial positions in larger companies, he became Vice President and Chief Actuary in 1980 at Lincoln Income Life Insurance Company where he was responsible for all actuarial functions of the company and the group life and health operations. In 1989, Mitchell started his own company, C. Mitchell Co., Inc., which provided actuarial and management consulting services for insurance companies with emphasis on acquisitions. During this period, he also acquired and operated three insurance companies. He later served as President and CEO of Lincoln Heritage Corporation, a publicly traded insurance holding company and funeral home operator. In 2000, Mitchell acquired North America Life Insurance Company, followed by the acquisition of Atlantic Southern Insurance Company located in Puerto Rico. He has been President and CEO of North America Life Ins. Co. since 2000, and Chairman of Atlantic Southern Insurance Company since 2001.

Biographical information on the other directors has been previously provided.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
Date: May 27, 2009	INTERNATIONAL CONSOLIDATED COMPANIES, INC.
By: /S/ Antonio F. Uccello, III
Antonio F. Uccello, III, President
and Chief Executive Officer